[INTERMAGNETICS LOGO]

FOR IMMEDIATE RELEASE               CONTACT:    CATHY YUDZEVICH
NASDAQ: IMGC                                    INVESTOR RELATIONS MANAGER
                                                (518) 782-1122
                                                CYUDZEVICH@IGC.COM
                                    CONTACT:    JEANNET HARPE
                                                PHILIPS CORPORATE COMMUNICATIONS
                                                TEL: +31 20 59 77199
                                                JEANNET.HARPE@PHILIPS.COM

           PHILIPS TO ACQUIRE INTERMAGNETICS, THE WORLD'S LEADING MRI
                    COMPONENTS AND ACCESSORIES MANUFACTURER

o STRATEGIC ACQUISITION TO BUILD WORLD LEADING MAGNETIC RESONANCE IMAGING (MRI) SOLUTIONS WITH EXTENDED PRODUCT PORTFOLIO, ACCELERATED TIME-TO-MARKET AND INCREASED EFFICIENCY

AMSTERDAM, THE NETHERLANDS AND LATHAM, NEW YORK, JUNE 15, 2006 - Royal Philips Electronics (NYSE:PHG, AEX:PHI) today announced it has signed a definitive agreement with Intermagnetics General Corporation ("Intermagnetics") (NASDAQ:
IMGC) under which Philips will acquire Intermagnetics for USD 27.50 per share or a total equity value of approximately USD 1.3 billion (EUR 1 billion) to be paid in cash upon completion. The Board of Directors of Intermagnetics has unanimously approved the proposed transaction. Completion of the transaction is subject to regulatory approval, to the terms and conditions of the merger agreement and to the approval of Intermagnetics' shareholders.

Intermagnetics develops, manufactures and markets high-field superconducting magnets used in Magnetic Resonance Imaging (MRI) systems and is viewed as the technological innovator in this market. Intermagnetics also provides specialized MRI compatible patient monitoring devices and Radio Frequency (RF) coils that are predominantly supplied to hospitals.

The acquisition of Intermagnetics will strengthen Philips' position in the key market of Magnetic Resonance Imaging. It will allow Philips to significantly rationalize its supply chain, to enhance its competitive position and to participate in the fast growing market for RF coils. Philips anticipates the transaction to be accretive to its operating margin towards the end of 2007. There will be a one-time charge of approximately EUR 85 million related to in-process R&D expenses, integration of supply chain and various purchase accounting items, taken in the latter half of 2006. For the last four quarters ended February 26, 2006, Intermagnetics' revenues were USD 304 million.

"Through this acquisition, we will greatly strengthen the overall performance and innovation capability of our MRI business," said Jouko Karvinen, member of the Philips Board of Management and CEO of Medical Systems. "In the short term, we expect to gain equipment market share and to grow the installed base by expanding our product offerings with an accelerated innovation rate and a lower cost supply chain. Intermagnetics' leading positions in the high-growth and high-value markets of RF coils and MRI patient monitoring will enable us to build unique solutions for our

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    P.O. Box 461 o Latham, New York 12110-0461 o USA o Tel. (518) 782-1122 o
                  Fax (518) 786-8216 o www.intermagnetics.com

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customers," he added. "In the longer term, we believe that MRI technology will become important in molecular imaging, therefore, positioning us well for the future."

Philips also recognizes the benefits offered by the breakthrough technology of SuperPower, Intermagnetics' Energy Technology subsidiary, and will actively consider the most effective way to achieve its potential.

Glenn H. Epstein, chairman and chief executive officer of Intermagnetics General Corporation said: "Our Board of Directors unanimously feels that this is the logical next-stage for Intermagnetics. We will now be better positioned to align our core strengths in the design and manufacture of superconducting magnets, RF coils and MRI compatible patient monitors with Philips' deep expertise in MRI system design and clinical applications. This is truly a unique opportunity where another clear winner is the MRI business in general."

Intermagnetics employs approximately 1,150 people. Its headquarters in Latham, New York will become the global headquarters of Philips' enlarged Magnetic Resonance business. Upon completion of the acquisition, Glenn H. Epstein will join Philips to lead the MRI business and the integration process. He will report to Steve Rusckowski, CEO of Philips Medical Imaging Systems.

Magnetic Resonance Imaging is one of the key imaging technologies in radiology departments in hospitals. In 2005, total MRI market was approximately EUR 5 billion, and consisted of MRI systems, services and accessories (such as RF coils). Over the past 10 years, the number of MRI procedures grew on average by 10 percent per year. This has been driven by an increasing number of diagnostic applications. Magnetic resonance imaging is radiation free, and is the preferred technique for high-resolution imaging of the brain, spine, abdomen, breast, prostate, blood vessels, and of all joints in the body.

ABOUT ROYAL PHILIPS ELECTRONICS
Royal Philips Electronics of the Netherlands (NYSE: PHG, AEX: PHI) is one of the world's biggest electronics companies and Europe's largest, with sales of EUR
30.4 billion in 2005. With activities in the three interlocking domains of healthcare, lifestyle and technology and 161,500 employees in more than 60 countries, it has market leadership positions in medical diagnostic imaging and patient monitoring, color television sets, electric shavers, lighting and silicon system solutions. News from Philips is located at www.philips.com/newscenter.

INTERMAGNETICS GENERAL CORPORATION
Intermagnetics (http://www.intermagnetics.com) draws on the financial strength, operational excellence and technical leadership in the market of Magnetic Resonance Imaging (MRI), as well as its expanding businesses within Medical Devices that encompass Invivo Diagnostic Imaging (focusing on MRI components & imaging sub-systems) and Invivo Patient Care (focusing on monitoring & other patient care devices). Intermagnetics is also a prominent participant in superconducting applications for Energy Technology. The company has a 35-year history as a successful developer, manufacturer and marketer of superconducting materials, high-field magnets, medical systems & components and other specialized high-value added devices.


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FORWARD-LOOKING STATEMENTS:
This release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Philips and certain of the plans and objectives of Philips with respect to these items. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Intermagnetics intends to mail to its stockholders and file with the Securities and Exchange Commission (the "SEC") a Proxy Statement in connection with the proposed transaction, and to file other relevant materials with the SEC. The Proxy Statement and other materials filed with the SEC will contain important information about Intermagnetics, Philips, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Intermagnetics and Philips through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Intermagnetics by contacting Investor Relations, Intermagnetics General Corporation, P.O. Box 461, Latham, New York 12110-0461, or by telephoning (518) 782-1122, or on Intermagnetics' web site at www.igc.com. Intermagnetics and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Intermagnetics in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement described above. Additional information regarding these directors and executive officers is also included in Intermagnetics' proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about September 26, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from Intermagnetics by contacting Investor Relations, Intermagnetics General Corporation, P.O. Box 461, Latham, New York 12110-0461, or by telephoning (518) 782-1122, or on Intermagnetics' web site at www.igc.com.

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